SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 30, 2009

FIRSTCITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	033-19694	76-0243729
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6400 Imperial Drive

Waco, Texas 76712

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (254) 761-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2009, American Business Lending, Inc. (“American”), an affiliate of FirstCity Financial Corporation (“FirstCity”), as borrower, and Wells Fargo Foothill, LLC (“Lender”), as lender, entered into a Conditional Waiver Agreement Regarding Event of Default to be effective as of December 31, 2008 (the “Conditional Waiver”), which waived, subject to the terms and conditions of the Conditional Waiver, the default of American resulting from the failure of American to meet the minimum tangible net worth requirement under Section 5.11(a) of the Loan Agreement between American and Lender dated as of December 15, 2006, as amended by that certain First Amendment to Loan Agreement dated as of February 27, 2007, and that certain Second Amendment to Loan Agreement entered into as of July 30, 2007 to be effective as of June 30, 2007. The waiver of the default is conditioned on American maintaining, on a consolidated basis with Borrower’s subsidiaries, a tangible net worth of not less than $5,500,000 as of the end of the fiscal quarter after taking into account any dividends paid or accrued. The foregoing description of the Conditional Waiver is qualified in its entirety by reference to the full text of the Conditional Waiver attached hereto as Exhibit 10.1 and that exhibit is incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibit

10.1.                      Conditional Waiver Agreement Regarding Event of Default dated effective as of December 31, 2008, between American Business Lending, Inc., as borrower, and Wells Fargo Foothill, Inc., as lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTCITY FINANCIAL CORPORATION

Date: February 4, 2009	By:	/s/ J. Bryan Baker
J. Bryan Baker
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1                         Conditional Waiver Agreement Regarding Event of Default dated effective as of December 31, 2008, between American Business Lending, Inc., as borrower, and Wells Fargo Foothill, Inc., as lender.